Exhibit 10.33
Mortgage Contract

Contract No.: Hushang(suizhong)di No. 1520090623099
Mortgagor: Huludao Wonder Fruit Co.，Ltd.
Address: Food Industrialized Garden, Hujia Village, Gaotai Town, Suizhong County
Legal Representative (Chief Officer): Yan Xiaoqin
Mortgagee：Huludao Industrial-Commercial Bank, Suizhong Branch
Address: No.11，2nd Section of Xinxing Street
Chief Officer: Wang Dong

Article 1.  Presentation and Warrants of Party A
     1.1 Party A is the complete, effective, legal owner of collateral under this contract; there is no dispute over the ownership of collateral.
     1.2 Fully understand the purpose of Borrower and is willing to provide a pledge for the collateral.
     1.3 Under this contract Party A makes adequate and reasonable statement over the defects of collateral.
     1.4 Under this contract the collateral can be pledged according to the collateral law.
     1.5 There is no limitation over the pledge of collateral.
     1.6 The collateral under this contact is free from seizure, detention or supervision.
     1.7 If any or all of the collateral has been rented, Party A will inform the tenant and Party B.

Article 2.   The Main Types and Amounts of Facility
     2.1 The amount of the Facility shall be RMB 41 Million (the “Maximum Amount”)

     Article 3.    Availability Period
   3.1 The Availability Period of the Facility shall commence from  June 26, 2009  and end on June 25, 2010 （the “Availability Period”). Any changes are subject to the main contract.

    Article 4.   The Scope of Collateral
4.1 The range of Party A’s collateral includes: all borrowings, principal, interest, compound interest, penalty interest, liquidated damages, compensatory payments under the main contract, the cost of achieving the right on mortgage and all other fees and charges payable.

Article 5.   Collateral
    5.1 The definition of  “Mortgage” can refer to the “mortgage list”.
    5.2 The commitment over the valuation in “mortgage list” should not be the basis of valuation for party B to dispose the collateral as per Article 9, and does not constitute any limitation for Party B to exercise the right on mortgage.
5.3 The related valid documents and materials of collateral should be sealed and delivered to Party B , unless it is otherwise provided in the laws and regulations.

Article 6.  Mortgage Registration
    6.1 If Parties A and B should apply for mortgage registration in accordance with laws and regulations of the agreement, the two sides should have the mortgage registered in the local authorized office within 15 days after signing the contract.
6.2 If there is any change in mortgage ownership according to the law, both Parties A and B should register the changes to the relevant authorities within 15 days.

  Article 7. Collateral Management
   7.1 Party A maintains the mortgage under this contract. Party A shall maintain the mortgaged property integrity during its management and shall not use it in any way which would result in impairment in collateral value. Party B has the right to check the collateral at any time.
   7.2 If there is any damage or loss to the collateral, Party A shall promptly inform Party B, take immediate methods to reduce the loss and promptly submit Party B a written explanation issued by the authority agent.

  Article 8. Insurance
  8.1 Within 15 days after signing this contract, party A should go to the insurance agency to handle the basic property insurance and additional      insurance; the period of this insurance shall be no less than the main valid period; the insured amount shall be no less than the loan principal and interest of the master contract.
  8.2 Party A shall indicate in the insurance policy that Party B is the first beneficiary in case of risk. There should not be any terms restricting the rights and interests of Party B in the insurance policy.
  8.3 Within the term of validity, Party A shall not suspend or revoke the insurance for any reason; if the insurance is suspended, Party B has the right to procure insurance on behalf of Party A and the procedures and all costs shall be borne by Party A.

  Article 9.  The Implementation of Hypothec
  9.1 To ensure the implementation of hypothec, party B, in accordance with laws and in consultation with Party A, is authorized to offset the loans referred to in the lead contract by reevaluating the collateral or get paid off through auctioning or selling off the collateral.
  9.2 As mentioned above, during the implementation, Party A shall be in full cooperation and the whole process shall remain free from any artificial obstacles.

  Article 10. The Rights and Obligations of Party A
  10.1 As soon as the contract is validated, Party A, without the official permission of Party B, guarantees no re-mortgage of the same collateral in any form, nor the rent out, transfer or grant of the collateral.
  10.2 As soon as the contract is validated, Party B still holds the accountability for the contractual claim even if it is already transferred to third party legally.
   10.3 In addition to extension and increase of loans, Party B is free from the consent of Party A to change the lead contract with the agreement of debtor in the lead contract, yet still holds the accountability for the contractual claim.
   10.4 Certain measures should be taken when behaviors of Party A cause the depreciation of collateral; furthermore, party A is required to compensate Party B for the loss or offer the guarantee equivalent of the lost value.
   10.5 If Party A is not responsible for the depreciation, it should offer Party B the guarantee within the range of compensation. The remaining part of collateral can still act as the guarantee to debt.
   10.6 For the collateral expropriated by the state infrastructure, Party A should pay off the debt guaranteed or pay the third party both agreed on in advance with the compensation it received.
   10.7 Party A shall bear the expenses related to the contract. The expenses include but are not bound to legal services, property insurance, appraisal, evaluation, registration, transfer, custody and legal costs.
   10.8 As soon as the contract is validated, the guarantee obligations stipulated in the contract should be appropriately exercised when a separation, merger or joint-stock reform occur.
   10.9 Party A is obliged to inform and assist Party B free from infringement in the event that the mortgage is infringed by a third party.
   10.10 Party A should inform Party B immediately in writing in case of the following situations:
   10.10.1 Alteration of management mode such as contract, lease, joint operation, merger, separation, transformation of ownership, cooperation with foreign investors;
   10.10.2 Alteration of business scope, registered capital or equity beneficial ownership;
   10.10.3 Litigation involving material economic dispute;

10.10.4 Dispute arising from ownership changes of mortgage;
   10.10.5 Bankruptcy, discontinuation of business, dissolution, ceasing doing business for rectification, or being revoked or cancelled of business license.
   10.10.6 Changes of business address, or contact phone or legal representative;
   10.11 Party A should inform Party B in writing 30 days in advance in case of the situations in items 10.10.1 and 10.10.2, while in the event of the situation in item 10.10, Party B should be informed within 5 days after the cases occurred.
   10.12 The borrower is entitled to ask for removal of the mortgage under the contract after all contractual debts are paid off.

   Article 11. Liability and Obligation of Party B
   11.1 Party B is entitled to dispose of the mortgage in the event that  the borrower doesn’t repay the loan and its interest by the contractual expiration date.
   11.2 In case of the following situations, Party B is entitled to dispose of the mortgage in advance and get prior compensation from the disopal:
   11.2.1 Termination of the contract according to the rules or under the provision of the leading contract.
   11.2.2 Drawing back the loan according to other situations or clauses stated in the leading contract while the rights under the leading contract have not been exercised or fully exercised.
   11.3 Party B has the right to ask for assistance from Party A in the case of fear of any infringement from a third party.
   11.4 During the contractual period, Party B should notify Party A of any transference of the creditor's rights in compliance with the law.
    11.5 Party B should do its best to assist Party A in executing the recovery rights against the lender after the mortgage rights have been satisfied.
    11.6. If earnings from the disposal of the mortgage not only fulfill the debt under the contract, but is in excess of the amount owed, then the remainder will be refunded to Party A.

    Article 12.  Liability of Default
   12.1 Party B should ask for repayment and compensation if Party A makes any misleading or untrue statement and causes loss to Party B.
12.2 Neither Party should make any adjustment or expiration without consent from the opposite Party, except for the provision already defined in the Contract. Any adjustment or expiration requires approval from both Parties and must be reached by written agreement if the status is necessary
12.3 If Party B rescinds the agreement due to the fault of Party A, Party A should compensate Party B for all the losses within the range of the Pledge Agreement.

    Article 13. Effectiveness, Modification, Rescission and Termination
    13.1 The contract will be effective as of the signing day. If there is any equity pledged, the effective date should be calculated from the date that all pledge procedures by the authorized agent were finished until the date that all fees, including loan, interests, compounding interests, penalties etc., are cleared.
13.2 The contract should be independent compared with the main contract and remain effective even if the main contract expires. Party A will hold the pledge liability according to the contract even if main contract expires.
13.3 Neither Party should make any adjust or expiration without consent from the opposite Party except for the provision already defined in the Contract. Any adjustment or expiration requires approval from both Parties and must be reached by written agreement if the status is necessary.

 Article 14. Dispute Resolution
    14.1 Any dispute arising out of or in connection with this Contract shall be settled through friendly consultation. If no agreement is reached through such friendly consultation, such dispute shall be settled in accordance with the following: item  11.1.2
    14.1.1 The dispute can be submitted to the local court
   Article 15. Miscellaneous
    15.2
     15.3
    Article 16. Exhibits
    16.1 The exhibits of the contract are an indisputable part, which are legally of equal effect.
     16.2 The exhibits include: Exhibit one: mortgage list
                        Exhibit two：

  Article 17. Collateral Clause
    17.1 The contract is written in triplicate, copies of which are kept by both Parties as well as the  Institute for Mortgage Registering. All the copies share the equal legal effect.

Party A : Huludao Wonder Fruit Co.，Ltd.
Legal Representative (or Chief Officer) or Authorized Representative (Signature): /s/：Yan Xiaoqin
Date: 06/26/2009
Party B: Huludao Industrial-Commercial Bank, Suizhong Branch
Chief Officer or Authorized Representative (Signature): /s/: Wang Dong
Date: 06/26/2009

Mortgage List
June 26, 2009
Contract No.                                                                                                                  Unit:RMB yuan

Mortgagor	Huludao Wonder Fruit Co.，Ltd.	Business Nature	liability limited company
Opening Account No.	401012120156010142	Tel	6833997
Loan Amount	41Million	Loan Term	From June 2009 to June 2010
Mortgages	Unit	Quantity	Book value	Evaluated value	Mortgage rate	Mortgage Value	Number
Land use rights	m2	86325	298 yuan per m2	25,720,000.00	65%	16,700,000	41Million
Real Estate	m2	9372.56	1500 yuan per m2	14,058,840.00	65%	9,100,000
Equipments and facilities	set	3 sets of imported equipments and 44 domestic mechine	29,680,000.00	50%	15,200,000
Total
Evaluation	Registration	Insurance	Notarization
Company	Eval-uation report No.	Eval-uation date	Company	Registration No.	Regis-tration date	Regis-tration period	Company	Insur-ance policy No.	Insur-ance date	Insurance compnay period	Notari-zation no.	Notar-ization date

Motagagor (Common Seal) Legal representative (seal or signature)	Borrower（Common Seal） Legal representative (seal or signature)	Mortgagee（creditor) (Common seal） Legal representative (seal or signature)